Exhibit 1.01

CONFLICT MINERALS REPORT OF

PMFG, Inc.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2014

I.	Introduction

This is the Conflict Minerals2 Report of PMFG, Inc. (“we,” “our,” “us,” or the “Company”) prepared for calendar year 2014 (except for conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We conduct our business globally and primarily serve the markets for natural gas infrastructure, power generation and refining and petrochemical processing. Our primary customers include original equipment manufacturers, engineering contractors, commercial and industrial companies and operators of power facilities.

In accordance with Rule 13p-1, we undertook efforts to determine the source of the necessary conflict minerals used in our products. The Company designed its efforts in conformity, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas3 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the due diligence activities performed to date and in good faith by the Company and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the U.S. Securities and Exchange Commission (“SEC”) final rules, and other issues.

II.	Design of Conflict Minerals Program

The Company designed its overall conflict minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as it relates to our position in the minerals supply chain as a “downstream” company.

[2]	The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
[3]	OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en

The Company’s implementation of the five-step framework consists of the following overarching steps which are discussed in further detail in Section III.

Step 1:	Establish strong company management systems
Step 2:	Identify and assess risks in the supply chain
Step 3:	Design and implement a strategy to respond to identified risks
Step 4:	Carry out independent third-party audit of smelter/refiner’s due diligence practices
Step 5:	Report annually on supply chain due diligence.

As described below, we relied upon multi-stakeholder initiatives that provide verification processes for conflict-free minerals from smelters or refiners who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

III.	Due Diligence Measures Performed by PMFG, Inc.

The following describes the measures taken to reasonably exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.	Conflict minerals team – We established a conflict minerals team that includes individuals from the appropriate business units and departments to ensure critical information reached relevant employees and suppliers. This team is charged with overseeing and driving conflict minerals compliance. The conflict minerals team engagement a third party service provider to assist with process design and data collection.

b.	Position statement – We adopted and published a position statement articulating the Company’s position with regard to the matters that gave rise to the SEC’s regulations, as well as the expectations of our suppliers with regard to responsible sourcing. The position statement can be found on our website under the Investor tab at www.pmfginc.com.

c.	Internal engagement – We developed a training program for internal use to educate relevant employees on our conflict minerals program and reporting obligations.

d.	Supplier engagement – We provided educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.	Identify products in scope – Our conflict minerals team reviewed a summary of products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release. Using the summary of products identified, the conflict minerals team determined the suppliers for inclusion in the reasonable country of origin inquiry (“RCOI”).

b.	Conduct RCOI – We utilized the industry-developed Conflict Minerals Reporting Template (“CMRT”) to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI.

c.	Validated and evaluated supplier responses – We contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. For those suppliers that completed a CMRT, we applied an established risk rating criteria to validate and evaluate suppliers’ responses. We plan to use the ratings to design and implement a risk management plan to respond to the identified risks.

d.	Identify smelters/processors – We collected a list of smelters/processors that are in our supply chain by utilizing the CMRT.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.	Designed and implemented a plan – We used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses. The resulting risk ratings will be used to develop specific supplier outreach and education to address the identified risks.

b.	Verify smelters – As part of the risk mitigation process, the Company reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “conflict-free” by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

We are relying on the CFSI’s published lists to verify the conflict-free status of smelters/processors that source from the covered countries.

Step 5: Report annually on supply chain due diligence

We have determined that a portion of the conflict minerals used to manufacture our products originated from the Covered Countries. Based on our due diligence of the mineral supply chain, we have determined that our products are DRC conflict undeterminable at this time. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website under the Investors tab at www.pmfginc.com.

IV.	Product Determination

On the basis of the measures described above, the Company was unable to determine the source for all of the conflict minerals used in its products manufactured during the period January 1, 2014 through December 31, 2014.

V.	Product Description

Products – The Company offers a broad range of separation and filtration products, Selective Catalytic Reduction systems, Selective Non-Catalytic Reduction systems, low emission burner and related combustion systems and other complementary products including head transfer equipment, pulsation dampeners and silencers. Our products are highly customized and are designed and configured based on the specific requirements of our customers.

Processing Facilities – Based on the input received from our suppliers, we determined that the following facilities, among others, were used to process the conflict minerals used in our products.

Mineral	Smelter Name
Gold	Aida Chemical Industries Co., Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Boliden AB

Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery – Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Johnson Matthey Inc.
Gold	Johnson Matthey Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	L’ azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Nihon Material Co., Ltd.
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	PAMP SA
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Schone Edelmetaal
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Umicore Brasil Ltda.

Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Gold	Advanced Chemical Company
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Asaka Riken Co., Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Caridad
Gold	Cendres + Métaux SA
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Doduco
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Jiangxi Copper Company Limited
Gold	Korea Metal Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Navoi Mining and Metallurgical Combinat
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	The Great Wall Gold and Silver Refinery of China
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry

Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV United Smelting
Tin	Dowa
Tin	EM Vinto
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation

Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Putra Karya
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Tin Group (Holding) Company Limited
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	Metallic Resources, Inc.
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Seirama Tin Investment
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	Rui Da Hung

Tin	VQB Mineral and Trading Group JSC
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Country of Origin – Based on the input received from our suppliers, we determined that the conflict minerals used in our products were sourced from the following countries, among others.

Mineral	Country of Origin
Gold	Australia
Gold	Belgium
Gold	Brazil
Gold	Canada
Gold	China
Gold	Germany
Gold	Indonesia
Gold	Italy
Gold	Japan
Gold	Kazakhstan
Gold	Kyrgyzstan

Gold	Mexico
Gold	Netherlands
Gold	Philippines
Gold	Republic Of Korea
Gold	Russia
Gold	Saudi Arabia
Gold	Singapore
Gold	South Africa
Gold	Spain
Gold	Sweden
Gold	Switzerland
Gold	Taiwan
Gold	Thailand
Gold	Turkey
Gold	United States
Gold	Uzbekistan
Tantalum	Austria
Tantalum	Brazil
Tantalum	China
Tantalum	Estonia
Tantalum	Germany
Tantalum	India
Tantalum	Japan
Tantalum	Kazakhstan
Tantalum	Mexico
Tantalum	Russia
Tantalum	Thailand
Tantalum	United States
Tin	Belgium
Tin	Bolivia
Tin	Brazil
Tin	China
Tin	Indonesia
Tin	Japan
Tin	Malaysia
Tin	Peru
Tin	Philippines
Tin	Poland
Tin	Russia
Tin	Taiwan
Tin	Thailand
Tin	United States
Tin	Vietnam
Tungsten	Austria
Tungsten	China
Tungsten	Germany
Tungsten	Japan
Tungsten	United States
Tungsten	Vietnam

VI.	Additional Due Diligence and Risk Mitigation

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified.

In addition to those above, the Company will undertake the following steps during the next compliance period:

•	Continue to collect responses from suppliers using tools such as the CMRT.

•	Monitor and track performance of risk mitigation efforts.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VII.	Independent Private Sector Audit

Not required for calendar year 2014.